Exhibit 99.1
HILL SCHWARTZ SPILKER KELLER LLC
[GRAPHIC OMITTED]


February 28, 2005

Board of Directors
Refocus Group, Inc.
10300 N. Central Expressway, Suite 104
Dallas, Texas 75231

Members of the Board:

You have retained Hill Schwartz Spilker Keller LLC ("HSSK") to render its opinion (the "Opinion") to the Board of Directors of Refocus Group, Inc. ("Refocus" or the "Company") in connection with a proposed investment (the "Investment") by Medcare Investment Fund III ("Medcare"), that, from a financial point of view, the consideration to be received in exchange for the consideration to be given by the Company is fair to its shareholders. For purposes of this Opinion, the term "Shareholders" is intended to include all convertible debt, common, warrant, and option holders of the Company. As described in the Amended and Restated Confidential Term Sheet for Proposed Investment (the "Term Sheet") dated February 24, 2005, the Company intends to propose the sale of "Convertible Preferred Stock" to Medcare on the following terms:

     First Closing - On or before March 1, 2005, unless mutually agreed otherwise (such date, the "First Closing Date"), Medcare will purchase $7,000,000 of Convertible Preferred Stock (the "First Closing"), with a stated value of $25.00 per share. Convertible Preferred Stock purchased at the First Closing Date shall be referred to as "A1 Convertible Preferred Stock". Each share of A1 Convertible Preferred Stock will be convertible into one hundred (100) shares of Company common stock, par value $0.0001 per share ("Common Stock").

     Second Closing - Medcare will purchase an additional $7,000,000 of Convertible Preferred Stock (the "Second Closing"), with a stated value of $25.00 per share, if the company receives written authorization from the FDA to commence Phase III Clinical Trials for Presbyopia. The date of the Second Closing (the "Second Closing Date") cannot occur earlier than 12 months after the First Closing. Convertible Preferred Stock purchased at the Second Closing Date shall be referred to as "A2 Convertible Preferred Stock". Each share of A2 Convertible Preferred Stock will be convertible into one hundred (100) shares of Company Common Stock.

     Warrant - Medcare will be granted a Warrant to purchase an additional 133,334 shares of Convertible Preferred Stock ("A3 Convertible Preferred Stock") at $30.00 per share for an aggregate purchase price of $4,000,000. The term of the Warrant shall be for two (2) years from the First Closing Date. Each share of Series A3 Convertible Preferred Stock will be convertible into one hundred (100) shares of Company Common Stock.

In addition, Medcare made a bridge loan to the Company on January 24, 2005 (the "Funding Date") in the aggregate amount of $500,000 bearing interest at 8% per annum, maturing on the earlier of (a) the First Closing Date or (b) six (6)


                           HOUSTON * DALLAS * AUSTIN
    San Felipe Plaza * 5847 San Felipe * Suite 3100 * Houston, Texas 77057 *
                        713.771.5011 * Fax 713.759.0968
                               www.hsskgroup.com

Board of Directors
Refocus Group, Inc.
February 28, 2005

months following the Funding Date, and secured by an interest in certain issued and pending US patents held by the Company. The terms and conditions of the Investment are more fully set forth in the Term Sheet.

In preparing this Opinion, we have assumed that the Investment will be consummated in accordance with the terms set forth in the Term Sheet without any material modification or waiver, which will result in a change of control of Refocus at the First Closing Date.

As part of our financial advisory activities, HSSK is experienced in the valuation of businesses and securities in connection with mergers and acquisitions, litigation, corporate, estate planning and reporting, and other purposes. HSSK will receive a fee from Refocus for our services in rendering this Opinion, and Refocus has agreed to indemnify us for certain liabilities arising out of our engagement.

In connection with this Opinion, we have:

     (i) reviewed certain publicly available financial statements and other business and financial information of the Company;

     (ii) reviewed certain information relating to the business, earnings, cash flow, assets and prospects of Refocus furnished to HSSK by the Company;

    (iii) conducted discussions and correspondence with senior executives of Refocus concerning the Company's past and current operations and financial condition and the prospects of the Company;

     (iv) discussed  certain  strategic,   financial  and  operational  benefits
          anticipated from the Investment with senior executives of the Company and Medcare;

     (v) reviewed certain financial forecasts of the Company prepared by the Company, and certain sensitivity cases prepared based on discussions with management of the Company;

     (vi) reviewed the impact of the Investment on the Company's capitalization;

    (vii) reviewed the reported prices and trading activity for the Company's Common Stock;

   (viii) compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     (x) reviewed the due diligence conducted by Company management in marketing investment opportunities in the Company to various potential investors, qualifying Medcare for the Investment , and negotiating the terms of the Investment;

     (xi) reviewed the Term Sheet and certain related documents;

    (xii) reviewed certain information and assurances from Medcare in regard to their ability to fund the Investment; and

   (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

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
Board of Directors
Refocus Group, Inc.
February 28, 2005

In preparing this Opinion, we have relied upon the accuracy and completeness of all information supplied or otherwise made available to us or publicly available, and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of Refocus, without independent verification, as to the reasonableness and achievability of the financial and operating forecasts, projections and probabilities (and the assumptions and bases therefore) provided to us, and we have assumed that such forecasts, projections and probabilities have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Refocus as to the expected future financial performance of the Company. We have relied upon, without independent verification, the assessment by the management of Refocus of (i) the financial, strategic and other benefits expected to result from the Investment, (ii) their ability to retain key employees of the Company, and (iii) the validity of, and risks associated with, the Company's existing and future technologies, intellectual property, products, services and business models, including the timing and scope of any associated risks or benefits.

It is understood that this letter is for the information of the Board of Directors of Refocus and may not be used for any other purpose without our prior written consent, except that a copy of this opinion letter may be included in its entirety in any filing made by Refocus in respect to the Investment with the Securities and Exchange Commission. Our Opinion is based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of the opinion and we do not have any obligation to update, revise or reaffirm this Opinion. In rendering our Opinion, we did not consider the impact of changes in the regulatory environment in which the Company operates.

This Opinion was undertaken at the behest of and for the benefit of the Board of Directors of Refocus alone. To the extent a vote of the Company's Shareholders is required or sought, our Opinion does not constitute a recommendation to any Shareholder of the Company as to how any such Shareholder should vote on the Investment. The Opinion does not address the relative merits of the Investment and any other transaction or business strategies discussed by the Company's Board of Directors as alternatives to the Investment or the decision of the Company's Board of Directors to proceed with the Investment. We do not express and should not be deemed to have expressed any views on any other terms of the Investment. We have not been requested to and did not solicit third party indications of interest in investing in the Company. We do not express in any manner an opinion as to the prices at which the Company's Common Stock may trade at anytime prior to or following the closing of the Investment.

We have assumed that there had been no material change in the Company's financial condition, results of operations, business or prospects since the date of the last financial statements available to us. In addition, we did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Company, nor have we been furnished with any such appraisals.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at our opinion, HSSK did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, HSSK believes that our analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could

Board of Directors
Refocus Group, Inc.
February 28, 2005


create a misleading or incomplete view of the process underlying its opinion. In performing our analyses, HSSK made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values which may be significantly more or less favorable than as set forth therein.

Neither HSSK nor our employees have any present or contemplated future interest in the Company which might tend to prevent us from rendering a fair and unbiased opinion.

Subject to and based upon the foregoing, it is our opinion that, as of the date of this letter, the consideration to be received in exchange for the consideration to be given by the Company for the Investment is fair, from a financial point of view, to the Shareholders of Refocus.

Sincerely,

HILL SCHWARTZ SPILKER KELLER LLC


/s/ Hill Schwartz Spilker Keller LLC




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